Susan E. Alderton
                                                       Chief Financial Officer
                                                                (212) 421-7202


                                                                  EXHIBIT 99.1




FOR IMMEDIATE RELEASE


         NL ANNOUNCES REDEMPTION OF 13% SENIOR SECURED DISCOUNT NOTES


HOUSTON, TEXAS - August 28, 1998 -- NL Industries, Inc. (NYSE: NL) announced today that on October 15, 1998 it will redeem for cash all of its outstanding 13% Senior Secured Discount Notes due 2005 at the redemption price of 106% of the fully accreted amount of the Notes on the redemption date. The redemption price will become due and payable and the Notes will no longer be outstanding on and after the close of business on the redemption date. No interest will accrue or be payable on the Notes after the redemption date, and the only remaining right of a holder of a Note will be to receive payment of the redemption price upon surrender of each Note to the paying agent. The Trustee and paying agent for the Notes is State Street Bank and Trust Company.

NL is a major international producer of titanium dioxide pigments.